As filed with the Securities and Exchange Commission on July 27, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMN HEALTHCARE SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	06-1500476
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 100

San Diego, CA 92130

(866) 871-8519

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

AMN Healthcare Services, Inc. Stock Option Plan

(Full title of the plan)

Denise L. Jackson, General Counsel

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, CA 92130

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, New York 10019–6064

(212) 373-3000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $.01 per share	2,000,000 shares(1)	$14.57(2)	$29,140,000(2)	$3,692.04

(1)	Represents additional shares of common stock reserved for issuance under AMN Healthcare Services, Inc. Stock Option Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share was determined by averaging the high and low prices of the common stock par value as reported on the New York Stock Exchange composite tape on July 23, 2004.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the registrant, AMN Healthcare Services, Inc., Inc. (the “Registrant”), is filing this registration statement with respect to the issuance of an additional 2,000,000 shares of its common stock, par value $.01 per share (the “Common Stock”) under its 2001 Stock Option Plan (the “Plan”). On November 16, 2001, the Registrant filed a registration statement (the “Original Registration Statement”) on Form S-8 (File No. 333-73482 ) with respect to the issuance of shares of Common Stock under the Plan. On May 18, 2004, at the annual meeting of shareholders, the shareholders approved the amendment and restatement of the Company’s 2001 Stock Option Plan to (i) change its name from AMN Healthcare Services, Inc. 2001 Stock Option Plan to AMN Healthcare Services, Inc. Stock Option Plan and (ii) increase the total number of shares authorized for issuance from 2,178,013 to 4,178,013. The contents of the Original Registration Statement are hereby incorporated in this registration statement by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 27, 2004.

AMN HEALTHCARE SERVICES, INC. (Registrant)

By:	/s/ Steven C. Francis
Steven C. Francis Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of AMN Healthcare Services, Inc. whose signatures appear below hereby constitute and appoint Steven C. Francis and Donald R. Myll, and each of them (with full power to each of them to act alone), their true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, to sign and execute on behalf of the undersigned any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on July 27, 2004, by the following persons in the capacities indicated.

Signature	Titles

/s/ Steven C. Francis Steven C. Francis	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Donald R. Myll Donald R. Myll	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Robert B. Haas Robert B. Haas	Chairman of the Board of Directors

/s/ Douglas D. Wheat Douglas D. Wheat	Director

/s/ Susan R. Nowakowski Susan R. Nowakowski	Director

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INDEX TO EXHIBITS

Exhibits
4.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 18, 2002 (SEC File No. 1-16753)).

4.2	Amended and Restated By-laws of the Registrant (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 11, 2004 (SEC File No. 1-16753 )).

4.3	Registrants’ Stock Option Plan (incorporated herein by reference to the Registrant’s Proxy Statement, Schedule 14A filed with the Commission on April 14, 2004 (SEC File No. 1-16753)).

5.1*	Opinion of Denise L. Jackson, Esq. regarding the legality of the Common Stock being registered.

23.1*	Consent of KPMG LLP

23.2*	Consent of Denise L. Jackson, Esq. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.

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